Exhibit 99.1

SolarCity Announces Fourth Quarter and Full Fiscal Year 2012 Financial Results

Customer base increased 243% in 2012, company surpassed $1 billion in solar energy systems deployed

SAN MATEO, Calif., March 6, 2013—SolarCity (Nasdaq: SCTY), a leading provider of clean energy, today announced financial results for its fourth quarter and full year ended December 31, 2012.

“SolarCity grew its customer base more than 243% in 2012 and surpassed $1 billion in solar energy systems deployed. Customers consistently choose SolarCity over alternatives, whether they are solar providers or utility companies. We sign up a new customer every five minutes,” said Lyndon Rive, CEO.

“SolarCity’s growth is proof that the company’s vertically-integrated model—to provide cleaner energy directly to customers at a discount to utility rates—is the key to attracting homeowners and businesses to solar,” continued Rive. “Furthermore, despite our triple-digit growth rate, we’ve scarcely begun to tap the potential of the distributed solar market. Less than half of one percent of energy consumers in the U.S. have adopted solar, and a massive growth opportunity remains.”

Operating Activities

SolarCity’s operating activities include collecting energy contract payments, acquiring new customers, operating and maintaining solar energy systems, technology development and additional activities that enable selling energy to customers.

Q4 2012 Operating Activity Highlights

-	48 MW Deployed, an increase of 129% from the prior year period

-	8,557 Total Customers, an increase of 192% from the prior year period

-	6,810 Energy Contracts, an increase of 190% from the prior year period

-	4,992 Transactions from other energy products and services, an increase of 350% from the prior year period

Full Year 2012 Operating Activity Highlights

-	157 MW Deployed, an increase of 118% from the prior year

-	30,950 Total Customers, an increase of 243% from the prior year

-	26,327 Energy Contracts, an increase of 269% from the prior year

-	15,425 Transactions from other energy products and services, an increase of 315% from the prior year

-	$1,091 Million Nominal Contracted Payments Remaining, an increase of 124% from the prior year

Investing Activities

SolarCity’s investing activities are primarily comprised of the Company’s investments in distributed generation solar energy systems under energy contracts.

Q4 2012 Investing Activity Highlights

-	Investments in Solar Energy Systems of $151.3 million

Full Year 2012 Investing Activity Highlights

-	Investments in Solar Energy Systems of $449.1 million

Financing Activities

SolarCity’s financing activities are primarily comprised of the financing funds we raise with partners to finance our investments in solar energy systems.

Financing Activity Highlights

-	Recently completed first restructuring of three financing funds, which lowered the cost of financing the contracted payments from more than 8% to 3.45%

-	Available financing funds for 115 MW as of February 28, 2013

GAAP Cash Flow Statement

With each new Energy Contract, we create a recurring, predictable cash flow stream. Our financial strategy is to maximize retained value for shareholders by covering Investing activities with cash generated from Financing and Operating activities. By this definition, the Company achieved positive net cash flow in Q4 2012.

For the year ended December 31, 2012, net cash provided by Operating activities was $60.3 million, net cash used in Investing activities was $449.1 million and net cash provided by Financing activities was $498.3 million. Net cash provided by Financing activities before equity issuances was $323.1 million and the net cash provided by the equity issuances was $175.2 million. The net increase in cash and cash equivalents for the year ended December 31, 2012 was $109.6 million.

Condensed GAAP Statements of Cash Flows

(in Thousands)

	Three months ended December 31,	Three months ended December 31,	Year Ended December 31,
	2011	2012	2011	2012
Net cash provided by (used in):
Operating activities	$82,263	$64,723	$18,082	$60,333
Investing activities	($95,270)	($151,288)	($304,252)	($449,059)
Financing activities	($13,231)	$104,548	$256,284	$323,129

Total net cash provided (used) prior to equity issuances	($26,238)	$17,983	($29,886)	($65,597)
Net cash provided by equity issuance	$112	$92,779	$22,087	$175,206

Net increase (decrease) in cash and cash equivalents	($26,126)	$110,762	($7,799)	$109,609

2012 Fourth Quarter GAAP Results

Recurring Operating Leases Revenue grew 100%, to $14.0 million from $7.0 million in the fourth quarter of 2011, and total revenues grew to $25.3 million from $20.7 million over the same period. Gross Profit grew to $14.0 million from $8.3 million in the fourth quarter of 2011. Gross profit margin increased to 56% compared to 40% in the fourth quarter of 2011. Total Operating Expenses were $37.9 million compared to $22.3 million in the fourth quarter of 2011. Loss from Operations was $23.8 million compared to $14.0 million in the fourth quarter of 2011.

2012 Full Year GAAP Results

Recurring Operating Leases Revenue grew 106% to $47.6 million from $23.1 million in 2011, and total revenue grew to $128.7 million from $59.6 million over the same period. Gross Profit grew to $50.9 million from $12.4 million in 2011. Gross profit margin increased to 40% from 21% in 2011. Total Operating Expenses were $119.7 million compared to $73.7 million in 2011. Loss from Operations was $68.9 million compared to $61.3 million in 2011.

Earnings Conference Call

The Company will hold a conference call today to discuss its fourth quarter and full year results and its outlook for 2013 at 5:00 pm Eastern. A live webcast of the call may be accessed over the Internet from the Company’s Investor Relations website at http:// investors.solarcity.com.

Participants should follow the instructions provided on the website to download and install the necessary audio applications. In addition, an earnings related presentation will be available on the Company’s Investor Relations site at 5:00 pm Eastern. The conference call can be accessed live over the phone by dialing 1-877-407-4018, or for international callers, 1-201-689-8471. A replay will be available one hour after the call and can be accessed by dialing 1-877-870-5176, or for international callers, 1-858-384-5517. The passcode for the live call and the replay is 408735. The replay will be available until March 13, 2013.

About SolarCity

SolarCity® (NASDAQ: SCTY) provides clean energy. The company has disrupted the century-old energy industry by providing renewable electricity directly to homeowners, businesses and government organizations for less than they spend on utility bills. SolarCity gives customers control of their energy costs to protect them from rising rates. The company offers solar power, energy efficiency and electric vehicle services, and makes clean energy easy by taking care of everything from design and permitting to monitoring and maintenance. SolarCity currently serves 14 states and signs a new customer every five minutes. Visit the company online at www.solarcity.com and follow the company on Facebook & Twitter.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding SolarCity’s customer and market growth opportunities, financial strategies for cash generation and increasing shareholder value, the deployment of megawatts currently included in backlog, the amount of megawatts that can be deployed based on committed available financing, additional financial and operational forecasts to be discussed during the conference call referenced in this release, and assumptions relating to the foregoing.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements, including the effect of electric utility industry regulations, net metering and related policies, the availability and amount of rebates, tax credits and other financial incentives, the availability and amount of financing from fund investors, the retail price of utility-generated electricity or the availability of alternative energy sources, risks associated with SolarCity’s rapid growth, risks that consumers who have executed energy contracts included in reported nominal contracted payments remaining and backlog may seek to cancel those contracts, SolarCity’s limited operating history, particularly as a new public company, changes in strategic planning decisions by management or reallocation of internal resources, and general market, political, economic and business conditions. You should read the section entitled “Risk Factors” in our registration statement on Form S-1, which has been filed with the Securities and Exchange Commission and identifies certain of these and additional risks and uncertainties. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SolarCity Corporation

Condensed Consolidated Balance Sheets

(In Thousands)

	December 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$160,080	$50,471
Restricted cash	7,516	1,796
Accounts receivable – net	25,145	10,651
Rebates receivable	17,501	13,684
Inventories	87,903	142,742
Deferred income tax asset	5,770	4,306
Prepaid expenses and other current assets	11,502	17,872

Total current assets	315,417	241,522

Restricted cash	2,810	3,764
Solar energy systems, leased and to be leased – net	1,002,184	535,609
Property and equipment – net	18,635	14,421
Other assets	22,796	17,857

Total assets	$1,361,842	$813,173

Liabilities and equity
Current liabilities:
Accounts payable	$62,986	$162,586
Distributions payable to noncontrolling interests	12,028	6,216
Current portion of deferred U.S. Treasury grants income	11,376	5,430
Accrued and other current liabilities	52,334	30,574
Customer deposits	8,753	13,933
Current portion of deferred revenue	31,516	13,504
Borrowings under bank line of credit	—	5,582
Current portion of long-term debt	20,613	2,640
Current portion of lease pass-through financing obligation	13,622	6,060
Current portion of sale leaseback financing obligation	389	361

Total current liabilities	213,617	246,886

Deferred revenue, net of current portion	204,396	101,359
Long-term debt, net of current portion	83,533	14,581
Long-term deferred tax liability	5,790	4,313
Lease passthrough financing obligation, net of current portion	125,884	46,541
Sale leaseback financing obligation, net of current portion	14,755	15,144
Deferred U.S. Treasury grants income, net of current portion	286,884	132,004
Convertible redeemable preferred stock warrant liabilities	—	5,325
Other liabilities	112,056	36,314

Total liabilities	1,046,915	602,467

Convertible redeemable preferred stock	—	125,722

Total stockholders’ equity (deficit)	214,320	(37,662)
Noncontrolling interests in subsidiaries	100,607	122,646

Total equity	314,927	210,706

Total liabilities, convertible redeemable preferred stock and equity	$1,361,842	$813,173

SolarCity Corporation

Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Amounts)

	Three Months Ended December 31,
	2012	2011
Revenue:
Operating leases	$14,032	$7,042
Solar energy systems sales	11,241	13,700

Total revenues	25,273	20,742

Cost of revenue:
Operating leases	4,731	2,429
Solar energy systems	6,505	10,003

Total cost of revenues	11,236	12,432

Gross profit	14,037	8,310

Operating expenses:
Sales and marketing	19,416	14,758
General and administrative	18,451	7,538

Total operating expenses	37,867	22,296

Loss from operations	(23,830)	(13,986)

Interest expense	5,220	1,756

Other expense (income), net	(15,376)	1,213

Loss before income taxes	(13,674)	(16,955)
Income tax provision	53	(30)

Net loss	(13,621)	(16,985)
Net loss attributable to noncontrolling interests	(10,578)	(31,058)

Net income (loss) attributable to stockholders	$(3,043)	$14,073

Net income (loss) attributable to common stockholders
Basic	$(13,134)	$2,710
Diluted	$(27,950)	$3,673
Net income (loss) per share attributable to common stockholders
Basic	$(0.54)	$0.26
Diluted	$(1.10)	$0.24
Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	24,283,731	10,374,820
Diluted	25,310,651	15,413,884

SolarCity Corporation

Consolidated Statements of Operations

(In Thousands, Except Share and Per Share Amounts)

	Year Ended December 31,
	2012	2011	2010
Revenue:
Operating leases	$47,616	$23,145	$9,684
Solar energy systems sales	81,046	36,406	22,744

Total revenues	128,662	59,551	32,428

Cost of revenue:
Operating leases	13,346	5,718	3,191
Solar energy systems	64,429	41,418	26,953

Total cost of revenues	77,775	47,136	30,144

Gross profit	50,887	12,415	2,284

Operating expenses:
Sales and marketing	69,392	42,004	22,404
General and administrative	50,355	31,664	19,227

Total operating expenses	119,747	73,668	41,631

Loss from operations	(68,860)	(61,253)	(39,347)

Interest expense	20,142	9,272	4,901

Other expense, net	2,519	3,097	2,761

Loss before income taxes	(91,521)	(73,622)	(47,009)
Income tax provision	(54)	(92)	(65)

Net loss	(91,575)	(73,714)	(47,074)
Net loss attributable to noncontrolling interests	(27,384)	(117,230)	(8,457)

Net income (loss) attributable to stockholders	$(64,191)	$43,516	$(38,617)

Net income (loss) attributable to common stockholders
Basic	$(74,282)	$8,225	$(38,617)
Diluted	$(74,559)	$10,989	$(38,617)
Net income (loss) per share attributable to common stockholders
Basic	$(5.22)	$0.82	$(4.50)
Diluted	$(5.23)	$0.76	$(4.50)
Weighted average shares used to compute net income (loss) per share attributable to common stockholders
Basic	14,240,187	9,977,646	8,583,772
Diluted	14,267,767	14,523,734	8,583,772

SolarCity Corporation

Condensed Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended December 31,
	2012	2011	2010
Operating activities:
Net loss	$(91,575)	$(73,714)	$(47,074)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Loss on disposal of property, plant and equipment	17	336	26
Depreciation and amortization net of amortization of deferred U.S. Treasury grant income	21,008	12,338	5,733
Interest on lease pass-thorough financing obligation	12,001	7,373	3,285
Stock-based compensation	10,734	5,101	1,773
Donations of common stock to a charitable organization	—	119	—
Revaluation of convertible redeemable preferred stock warrants	1,898	2,050	1,998
Revaluation of preferred stock forward contract	350	—	—
Deferred income taxes	13	7	—
Reduction in lease pass-through financing obligation	(16,159)	(23,528)	(7,421)
Changes in operating assets and liabilities, net	122,046	88,000	37,862

Net cash provided by (used in) operating activities	60,333	18,082	(3,818)
Investing activities:
Payments for the cost of solar energy systems, leased and to be leased	(440,692)	(292,933)	(156,495)
Purchase of property and equipment	(8,367)	(8,772)	(6,300)
Acquisition of business, net of cash acquired	—	(2,547)	(67)

Net cash used in investing activities	(449,059)	(304,252)	(162,862)
Financing activities:
Investment fund financings and bank borrowings:
Borrowings under long-term debt	133,386	17,270	1,292
Repayments of long-term debt	(52,299)	(3,158)	(1,014)
Borrowings under bank line of credit	19,418	5,582	—
Repayments of bank line of credit	(25,000)	(4,495)	—
Proceeds from sale-leaseback financing obligation	—	—	18,266
Repayments of sale-leaseback financing obligation	(361)	(574)	(7,603)
Proceeds from lease pass-through financing obligation	145,846	64,135	61,106
Repayment of capital lease obligations	(28,442)	(7,323)	—
Proceeds from investment by noncontrolling interests in subsidiaries	161,426	207,970	97,082
Distributions paid to noncontrolling interest in a subsidiary	(144,493)	(88,636)	(25,039)
Proceeds from U.S. Treasury grants	113,648	65,513	20,084

Net cash provided by financing activities before equity issuances	323,129	256,284	164,174
Equity issuances:
Proceeds of issuance of common stock	92,386	—	—
Proceeds from exercise of stock options	1,724	1,090	92
Proceeds from the exercise of convertible redeemable preferred stock warrants	228	—	—
Proceeds from issuance of convertible redeemable preferred stock warrants	—	1,297	1,368
Proceeds from issuance of convertible redeemable preferred stock	80,868	19,700	21,404

Net cash provided by equity issuances	175,206	22,087	22,864

Net cash provided by financing activities	498,335	278,371	187,038

Net increase in cash and cash equivalents	109,609	(7,799)	20,358
Cash and cash equivalents, beginning of period	50,471	58,270	37,912

Cash and cash equivalents, end of period	$160,080	$50,471	$58,270

Operating Activity Metrics	Q4 2011	Q4 2012	2011	2012	Cumulative
Total MW Deployed (1)	21	48	72	157	287
Number of Customers (2)	2,928	8,557	9,034	30,950	50,532
Number of Energy Contracts (3)	2,345	6,810	7,132	26,327	40,456
Transactions from other energy products and services (4)	1,110	4,992	3,716	15,425	19,630
Nominal contracted payments remaining as of year end $M (5)			$486	$1,091
					As of 2/28/13
Backlog (6)					194 MW
Investing Activity Metrics	Q4 2011	Q4 2012	2011	2012	Cumulative
Investments in Solar Energy Systems $M (7)	$95	$151	$304	$449	$1,011
Financing Activity Metrics					As of 2/28/13
Finance Available (8)					115 MW

“MW” or “megawatts” represents the DC nameplate megawatt production capacity.

(1) “MW Deployed” represents the megawatt production capacity of solar energy systems that have had all required building department inspections completed during the applicable period. This metric includes solar energy systems deployed under Energy Contracts as well as solar energy system direct sales.

(2) “Customers” includes all residential, commercial and government buildings where we have installed or contracted to install a solar energy system, or performed or contracted to perform an energy efficiency evaluation or other energy efficiency services. Note that we have previously referred to the foregoing as “Buildings” and have chosen to redefine as we believe “customers” is a more appropriate descriptor.

(3)“Energy Contracts” includes all residential, commercial and government leases and power purchase agreements pursuant to which consumers use or will use energy generated by a solar energy system that we have sold or contracted to sell to the consumer or that we have installed or contracted to install. For landlord-tenant structures in which we contract with the landlord or development company, we include each residence as an individual contract. For commercial customers with multiple locations, each location is deemed a contract if we maintain a separate contract for that location. Note that we have previously referred to the foregoing as “Customers” and have chosen to redefine as we believe “energy contracts” is a more appropriate descriptor.

(4)“Transactions from other energy products and services” includes all transactions during the period when we perform or contract to perform a service or provide, install or contract to install a product. It excludes the outright sale or installation of a solar energy system under an Energy Contract and any related monitoring. Examples of such transactions are energy efficiency audits, energy efficiency retrofits, and electric vehicle charging stations.

(5) “Nominal Contracted Payments Remaining” equals the sum of cash payments obligated to be paid to us under our Energy Contracts over the remaining term of such contracts. This metric includes Energy Contracts for solar energy systems already deployed and in Backlog. As an example, if a customer is 2 years into her 20 year contract, then 18 years of contract payments remain. As an additional example, if a customer chose to pre-pay her Energy Contract, then it is included in Nominal Contracted Payments Remaining only while it is in Backlog as the pre-payment has not been received. Payments for direct sales are not included.

(6)“Backlog” represents the aggregate megawatt capacity of solar energy systems not yet deployed as of the date specified pursuant to Energy Contracts and contracts for solar energy system direct sales executed as of such date.

(7) “Investments in Solar Energy Systems” represents the sum of payments for the cost of solar energy systems leased and to be leased, purchase of property and equipment and acquisition of business net of cash required. Investments in Solar Energy Systems does not include solar energy system direct sales or solar energy systems sold via sale-leaseback.

(8) “Finance Available” represents a forecast of the amount of MW that can be deployed based on committed available financing for Energy Contracts.

Media Contact	Jonathan Bass
650-963-5156
press@solarcity.com

Investor Contact	SolarCity Investor Relations
650-963-5920
investors@solarcity.com